UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2005 (July 27, 2005)

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Tower Parkway

Lincolnshire, IL 60069

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01. Completion of Acquisition or Disposition of Assets.

Fortune Brands, Inc. (“Fortune Brands”) has completed certain of the acquisitions contemplated by the Amended and Restated Framework Agreement (the “Restated Framework Agreement”) between Fortune Brands and Pernod Ricard S.A. (“Pernod Ricard”). Reference is made to the Fortune Brands’ Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 27, 2005 (the “April Form 8-K”) and July 28, 2005 (the “July Form 8-K”) for a summary description of the material terms of the Restated Framework Agreement.

As noted in the April Form 8-K and July Form 8-K, Fortune Brands subsidiaries will be acquiring various spirits and wine brands and related assets and liabilities now owned by subsidiaries of Goal Acquisitions Limited (“Goal”). Goal is a Pernod Ricard subsidiary that recently acquired all the shares of Allied Domecq PLC (“Allied”). The spirits and wine brands and related assets and liabilities that will be acquired by Fortune Brands subsidiaries under the Restated Framework Agreement (the “Purchased Assets”) include, among other things:

•	Sauza tequila

•	Courvoisier cognacs

•	Canadian Club whisky

•	Maker’s Mark bourbon (subject to satisfactory completion of Federal Trade Commission review under the Hart-Scott-Rodino Antitrust Improvements Act)

•	Clos du Bois wines and other premium Sonoma and Napa wines

•	Laphroaig single malt Scotch whisky

•	Teacher’s Scotch whisky

•	Cockburn’s port

•	Harveys sherries

•	DYC whisky

•	Fundador brandy

•	Centenario brandy

•	Kuemmerling bitters

•	distribution businesses in the United Kingdom, Spain and Germany

In addition, Fortune Brands is acquiring the Larios business, primarily gin, directly from Pernod Ricard.

Fortune Brands expects to complete the acquisitions of the Purchased Assets on or before January 26, 2006, as title to the Purchased Assets (or securities of entities that own Purchased Assets) is transferred to Fortune Brands, although as noted above, the Federal Trade Commission review is continuing with respect to the acquisition of Maker’s Mark. During this period, the Purchased Assets will be separated from other assets and liabilities acquired from Allied that are to be retained by Goal subsidiaries.

Fortune Brands, through its newly organized Delaware subsidiary Fulham Acquisition Corp. (“FAC”):

•	on July 27, 2005, purchased shares of Allied Domecq S.A.S., a company holding certain assets related to the Courvoisier brand (the “Courvoisier Assets”),

•	on July 29, 2005, purchased tracker shares (as described in the April Form 8-K) issued by Goal,

•	on July 28, 2005, funded a loan (as described in the July Form 8-K) to Goal Acquisitions (Holdings) Limited, a Pernod Ricard subsidiary and parent company of Goal (“Goal Holdings”) with respect to the Maker’s Mark assets owned by Goal subsidiaries (the “Maker’s Mark Loan”).

The total amount paid for the Goal tracker shares and Courvoisier Assets and the Maker’s Mark Loan was £2,721,621,217 (or $4,816,217,036).

Except for the Courvoisier Assets, Fortune Brands has not completed the acquisition of any of the Purchased Assets.

However, for financial reporting purposes, the Purchased Assets generally will be treated as if the Purchased Assets were owned by Fortune Brands as of July 26, 2005. Until the Purchased Assets are transferred to Fortune Brands, financial reporting will be in accordance with Financial Accounting Standards Board Interpretation No. 46(R), “Consolidation of Variable Interest Entities.” Accordingly, the financial results associated with the Purchased Assets will be included in the consolidated statements of income and cash flows of Fortune Brands effective July 26, 2005, and the Purchased Assets, where appropriate, will be included in the consolidated balance sheet, as if they were actually acquired on July 26, 2005. This includes Maker’s Mark, which Fortune Brands will be required to consolidate under Financial Accounting Standards Board Interpretation No. 46(R), notwithstanding that Maker’s Mark will be owned and managed by Pernod Ricard and Pernod Ricard will receive the earnings on the brand until those assets are actually transferred to Fortune Brands following satisfactory completion of Federal Trade Commission review of that acquisition.

The funds used to purchase the Courvoisier Assets and Goal tracker shares and to fund the Maker’s Mark Loan are proceeds of loans made to Fortune Brands under the Credit Agreement dated as of April 21, 2005 among Fortune Brands, the lenders listed therein and Credit Suisse First Boston, as Administrative Agent (the “Credit Agreement”). Reference is made to the April Form 8-K for a summary description of the material terms of the Credit Agreement.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements. The financial statements required by Item 9.01(a) are not included in this report. Fortune Brands intends to file these financial statements by an amendment within the time period permitted by this Item.

(b) Pro Forma Financial Information. Pro forma financial information required by Item 9.01(b) is not included in this report. Fortune Brands intends to file this pro forma financial information by an amendment within the time period permitted by this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Senior Vice President, General Counsel and Secretary

Date: August 2, 2005